Exhibit 10.19

AMENDMENT NO. 1

TO

EXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT

This Amendment No. 1 (“Amendment”) to the EXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT, dated as of May 8, 2013, by and between CEMPRA PHARMACEUTICALS, INC (“Cempra”) and TOYAMA CHEMICAL CO., LTD. (“Toyama”) is hereby effective as of September 26, 2013. Capitalized terms not defined herein shall have the meaning given to them in the Original Agreement.

WITNESSETH:

WHEREAS, Cempra and Toyama are parties to that certain Exclusive License and Development Agreement dated as of May 8, 2013 (the “Original Agreement”); and

WHEREAS, Cempra and Toyama wish to amend the Agreement to clarify the definition of Licensed Product.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.         Section 1.63 of the Original Agreement shall be deleted in its entirety and replaced with the following:

    ““Licensed Product” means any human pharmaceutical product, in oral tablet, capsule, intravenous, topical, or oral suspension form (including liquid or powder formulations thereof or therefor) or any form similar to any of the foregoing (other than any forms intended for treatment of ophthalmic indications or any other indications concerning the treatment, prevention, or amelioration of any condition, disease, or affliction of the eye), that incorporates the Compound or a Permitted Derivative as its sole API.”

2.         The following definition of “Advanced Taste-Masking Know-How” is hereby inserted as Section 1.109 of the Original Agreement:

    ““Advanced Taste-Masking Know-How” means:

    (i) all Know-How conceived, developed or Owned by Toyama prior to the Effective Date of this Agreement to the extent relating to the masking of taste in oral formulations, including but not limited to such Know-How in relation to composition and manufacturing process; and

    (ii) all Know-How conceived, developed or coming under the Ownership of Toyama on or after the Effective Date of this Agreement to the extent (a) relating to the masking of taste in oral formulations, including but not limited to such Know-How in relation to composition and manufacturing process, (b) not constituting an Invention (as defined in the BARDA Subcontract (as defined under Section 4.6.2)) or Project Know-How (as defined in the BARDA Subcontract), and (c) not Covered by any Project Patent (as defined in the BARDA Subcontract).”

3.         Section 1.86 of the Original Agreement (definition of “Regulatory Approval”) shall be amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, Regulatory Approvals shall not include any of the foregoing to the extent any Advanced Taste-Masking Know-How is incorporated therein.”

4.         Section 1.88 of the Original Agreement (definition of “Regulatory Filing”) shall be amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, Regulatory Filing shall not include any of the foregoing to the extent any Advanced Taste-Masking Know-How is incorporated therein.”

5.         Section 1.99 of the Original Agreement (definition of “Toyama Know-How”) shall be amended by adding the following new sentence to the end thereof:

“Further, notwithstanding the foregoing, Toyama Know-How shall not include any Advanced Taste-Masking Know-How.”

6.         Section 1.101 of the Original Agreement (definition of “Toyama Patents”) shall be amended by adding the following new sentence to the end thereof:

    “Further, notwithstanding anything to the contrary, Toyama Patents shall not include any Patents to the extent Covering Advanced Taste-Masking Know-How.”

7.         Section 2.5 of the Original Agreement shall be amended by added the following as the last sentence thereof:

    “Notwithstanding anything to the contrary, the rights granted under this Section 2.5 shall not include any rights to Advanced Taste-Masking Know-How.”

8.         Section 4.6 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“U.S. Governmental Development Support.

4.6.1	Toyama and Cempra acknowledge and agree that Toyama may have developed, may be developing, and may continue to develop Advanced Taste-Masking Know-How which may be used with Licensed Products, separately and independently from Toyama’s obligations under this Agreement or the BARDA Subcontract. For avoidance of doubt, the rights granted under this Agreement shall not include any rights to Advanced Taste-Masking Know-How.

4.6.2	Toyama and Cempra acknowledge and agree that Cempra has been awarded Contract No. HHSO100201300009C (“Prime Award”), entitled “Solithromycin for Civilian Use and Broad Bioterror Threat MCMS” by the Office of Acquisitions Management, Contracts and Grants, and in turn, Cempra has entered into with Toyama a subcontract as of September 26, 2013 (the “BARDA Subcontract”) under the Prime Award to allow Toyama to perform the obligations contained therein in accordance with the terms of the BARDA Subcontract, including research, development, formulation, and manufacturing services of powder for oral suspension of Compound and/or Permitted Derivative, to enable Cempra to complete its obligations under the Prime Award.

4.6.4.	If and as requested by Cempra in writing, the Parties shall use Commercially Reasonable, good faith efforts to negotiate and enter into a separate license agreement granting Cempra, on commercially reasonable terms, rights under the Advanced Taste-Masking Know-How (and any Patents Covering Advanced Taste-Masking Know-How) to make, have made, use, sell, offer for sale, and import BARDA Products (as defined in the BARDA Subcontract) or Other Products (as defined in the BARDA Subcontract) or any other products whether in the Territory or outside the Territory.”

9.          This Amendment constitutes an amendment to Original Agreement executed pursuant to Section 16.9 thereof.

10.        Except as otherwise amended hereby, the Original Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers with effect as of September 26, 2013.

CEMPRA PHARMACEUTICALS, INC.	TOYAMA CHEMICAL CO., LTD.

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

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